UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

GLOBAL IMAGING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24373	59-3247752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3820 Northdale Blvd., Suite 200A, Tampa, FL 33624

(Address of principal executive offices - zip code)

(813) 960-5508

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

Item 1.01(a). On May 9, 2006, Global Imaging Systems, Inc. (the “Company”) entered into a Consent Agreement with the lenders listed therein, Wachovia Bank, N.A., as Administrative Agent for the lenders, General Electric Capital Corporation, as Syndication Agent for the lenders and SunTrust Bank, as Documentation Agent for the lenders in which the lenders consented to the Company redeeming all of the outstanding 4% Convertible Senior Subordinated Notes due 2008 of the Company (the “Notes”), of which an aggregate of $57.5 million are outstanding.

A copy of the Consent Agreement is furnished herewith as Exhibit 10.1 to this Current Report on Form 8-k.

Section 2 – Financial Information

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation

Redemption of 4% Convertible Senior Subordinated Notes due 2008

On May 9, 2006 the Board of Directors of Global Imaging Systems, Inc. (the “Company”) authorized the Company to redeem all of the outstanding 4% Convertible Senior Subordinated Notes due 2008 of the Company (the “Notes”), of which an aggregate of $57.5 million are outstanding, on June 9, 2006 (the “Redemption Date”) The redemption price is 101.6% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any, on such principal amount of Notes up to, but not including, the Redemption Date. Holders of the Notes may convert the Notes into shares of the Company’s common stock at a Conversion Price of $23.892 per share (which is equivalent to a conversion rate of approximately 41.855 shares per $1,000 principal amount of notes) no later than the close of business on the Business Day (as defined in the Indenture) immediately preceding the Redemption Date and must satisfy the other requirements for conversion set forth in the Notes. Holders of the Notes will receive a notice of redemption by mail setting forth the redemption procedures.

Section 8 – Other Events

Item 8.01	Other Events

Share Repurchase Program

On May 9, 2006 the “Company announced that its Board of Directors authorized a common stock repurchase program whereby the Company would repurchase up to $150 million of its common stock over the next three years.

A copy of the press release issued on May 9, 2006 announcing the foregoing is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	—	Consent Agreement Dated May 9, 2006

Exhibit 99.1	—	Press Release Dated May 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2006	GLOBAL IMAGING SYSTEMS, INC.

	By:	/s/ Lawrence Paine
Lawrence Paine
Vice President and General Counsel